UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 11, 2022, Cannabics Pharmaceuticals Inc. (the “Company”) entered into a forbearance agreement (the “Agreement”) with an institutional investor (the “Investor”) relating to that certain Senior Secured Promissory Note in the original principal amount of $1,375,000 due on December 21, 2021 (the “February Note”). The February Note was issued by the Company to the Investor in connection with that certain Securities Purchase Agreement dated as of December 16, 2020, and amended as of February 22, 2021.

Pursuant to the Agreement, the Investor, through May 7, 2022 (the “Forbearance Period”), agreed to forbear from exercising any rights and remedies against the Company related to the outstanding payments under the February Note and to waive certain other defaults under the February Note and related rights pursuant to the Registration Rights Agreement entered into in December 2020 between the Company and the Investor (the “Registration Rights Agreement”). This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Forbearance Agreement filed as Exhibit 10.1 to this report and is incorporated herein by reference.

As previously described in a Form 8-K filed with the Securities and Exchange Commission on February 17, 2022, on February 15, 2022 the Company entered into a forbearance agreement with the Investor relating to the February Note pursuant to which the Investor had agreed to forbear, through March 7, 2022, from exercising any rights and remedies against the Company related to the outstanding payments under the February Note and to waive certain other defaults under the February Note and related rights pursuant to the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 16, 2022 the Company issued to the Investor a demand promissory note (the “Demand Note”) in the principal amount of $280,000 (the “Principal”) with an original issue discount of $40,000. The Demand Note is payable on demand at any time after the earlier to occur of (i) May 16, 2022, and (ii) the public or private offering of any securities by the Company (the “Next Subsequent Placement”). Any amount of Principal due under the Demand Note which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (the “Late Charges”). With the agreement of Holder, the Principal and accrued and unpaid Late Charges under the Demand Note and amounts owed under the February Note may be applied to all, or any part, of the purchase price of securities to be issued upon the consummation of an offering of securities by the Company to the Investor. So long as any amounts remain outstanding under the Demand Note or the February Note, all cash proceeds received by the Company on or after issuance of the Demand Note from the Next Subsequent Placement or any other sales of any securities of the Company shall be used to (x) first, repay the Demand Note and (y) second, repay the February Note.

This description of the Demand Note does not purport to be complete and is qualified in its entirety by reference to the Demand Note, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Forbearance Agreement
10.2	Form of Demand Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabics Pharmaceuticals Inc.

Dated: March 16, 2022	By:	/s/ Eyal Barad
Eyal Barad
Chief Executive Officer

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